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                                                                    EXHIBIT 99.1


                            DEBT RETIREMENT AGREEMENT

     THIS AGREEMENT ("Agreement") is entered into as of this 30th day of November, 2005, by and between Fortune Diversified Industries, Inc., an Indiana corporation ("FDI") and Carter M. Fortune ("Fortune").

                                    PREAMBLE

1. Fortune holds a line of credit promissory note ("Debt") from FDI in the total principal amount of Seven Million Dollars, with outstanding borrowings under the note of Six Million Six Hundred Eighteen Thousand Dollars ($6,618,000);

2. Fortune has agreed to exchange all of the Debt, for the FDI preferred shares as described below; and

3.   The Board of Directors of FDI has approved this Agreement.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and conditions contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings, unless the context shall otherwise require:

     (a) "Debt" shall mean the FDI line of credit promissory note, dated May 25, 2005, held by Fortune in the total principal amount of Seven Million Dollars ($7,000,000) with outstanding borrowings under the note of Six Million Six Hundred Eighteen Thousand Dollars ($6,618,000).

     (b) "FDI Preferred Stock" shall mean the 66,180 shares of Preferred Stock issued by FDI, $0.10 par value, to be issued to Fortune in accordance with this Agreement at the price of $100.00 per share. The FDI Preferred Stock shall be non-voting, shall be of one class and shall not be convertible into Common Stock.

     (c) "Closing" shall mean the consummation of this Agreement in accordance with the provisions hereof to be held on or before November 30, 2005 unless changed by the mutual agreement of the parties hereto.

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                                   ARTICLE II
                      EXCHANGE OF DEBT AND PREFERRED STOCK

     2.1 Exchange. At the Closing, the Debt shall be exchanged for the FDI Preferred Stock. Upon the exchange, the Debt shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. Fortune as holder of the Debt shall cease to have any rights with respect to the Debt. At the Closing, FDI shall issue a certificate evidencing the FDI Preferred Stock to Fortune.

     2.2 Restrictive Legend. The FDI Preferred Stock certificate shall bear the usual restrictive legend pertaining to Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933 (the "Securities Act"). Subject to the Securities Act restrictions, Fortune may however sell or transfer the FDI Preferred Stock at any time.

                                   ARTICLE III
                               PAYMENT OF DIVIDEND

     FDI shall pay an annual cash dividend to Fortune arising from his ownership of the FDI Preferred Stock in an amount equal to seven and 50/100 dollars ($7.50) per share. The dividend shall be paid monthly on the first day of each month, commencing on January 1, 2006. The amount of the monthly cash dividend per share of the FDI Preferred Stock shall be 63/100 dollars ($.63).

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF FORTUNE

     The following representations and warranties are hereby made by Fortune to
FDI:

     4.1 Authorization. Fortune has full power and authority to enter into this Agreement and to carry out the transaction contemplated herein. This Agreement constitutes the valid and legally binding obligation of Fortune, enforceable in accordance with its terms and conditions.

     4.2 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transaction contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental entity, or court to which Fortune is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Fortune is a party.

     4.3 Lack of Restrictions. Fortune holds the Debt free and clear of any restrictions on transfer, encumbrances, security interests, options, warrants, purchase rights, contracts, commitments and/or equities. Fortune is not a party to any option, warrant, purchase right or other contract or commitment that could require Fortune to sell, transfer or otherwise dispose of the Debt (other than this Agreement).


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     4.4  Investor Representations.

          (a) Fortune understands that the FDI Preferred Stock will not be registered under the Securities Act or any state securities laws on the grounds that the issuance of the Preferred Stock is exempt from registration pursuant to
Section 4(2) of the Securities Act or Regulation D promulgated under the Securities Act and applicable state securities laws, and that the reliance of FDI on such exemptions is predicated in part on Fortune's representations, warranties, covenants and acknowledgments set forth in this Section 4.4.

          (b) Fortune represents and warrants that the FDI Preferred Stock to be acquired by him upon consummation of the transaction contemplated herein will be acquired by him for his own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder other than as contemplated by this Agreement, and that he will not distribute all or any portion of the FDI Preferred Stock in violation of the Securities Act.

          (c) Fortune acknowledges that the shares of FDI Preferred Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.

          (d) Fortune is an "accredited investor" as that term is defined in Regulation D of the Securities Act and he has sufficient knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the transaction contemplated by this Agreement.

          (e) Fortune is in a financial position to afford to hold the FDI Preferred Stock indefinitely and Fortune's financial condition is such that he is not presently under (and does not contemplate any future) necessity or constraint to dispose of the FDI Preferred Stock to satisfy any existing or contemplated debt or undertaking. Fortune recognizes that it may not be possible for him to liquidate his investment in the FDI Preferred Stock and, accordingly, he may have to hold the FDI Preferred Stock, and bear the economic risk of this investment, indefinitely.

          (f) Fortune understands that neither the Securities and Exchange Commission nor any other federal or state agency has recommended, approved or endorsed the purchase of the FDI Preferred Stock as an investment.

          (g) Fortune confirms that the FDI Preferred Stock was not offered to him by any means of general solicitation or general advertising, and that he has received no representations or warranties with respect to the FDI Preferred Stock other than those contained or described in this Agreement or in FDI's public filings.


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          (h) Fortune acknowledges that he has been provided or that FDI has made available to him copies of FDI's most recent Form 10-KSB, Form 10-QSB and any Form 8-KS and Form 4s filed since the most recent Form 10-QSB was filed.

          (i) Fortune acknowledges that FDI has given him a reasonable opportunity to ask questions and receive answers concerning his receipt of FDI Preferred Stock and to obtain any additional information which FDI possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information.

     4.5 No Brokerage Fees. No agent, broker, investment banker, person or firm acting on behalf of Fortune to the best of his knowledge, is or will be entitled to any broker's or finder's fee or any other commission or fee, directly or indirectly, in connection with the transaction contemplated hereby.

     4.6 Accuracy of Representations. No representation or warranty contained herein, nor any statement or certificate furnished hereunder or in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF FDI

     The following representations and warranties are hereby made by FDI to
Fortune:

     5.1 Organization; Authorization. FDI is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has full power and authority to enter into this Agreement and to carry out the transaction contemplated herein. This Agreement constitutes the valid and legally binding obligation of FDI, enforceable in accordance with the terms and conditions.

     5.2 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transaction contemplated hereby will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental entity, or court to which FDI is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which FDI is a party.

     5.3 Capital Stock. FDI's authorized capital stock consists of 150,000,000 shares of Common Stock, $.10 par value, and 1,000,000 shares of Preferred Stock, $0.10 par value. FDI has full right and authority to issue to Fortune, upon the terms and conditions set forth in this Agreement, the shares specified by this Agreement and, subject to the receipt of the consideration therefor pursuant to the terms and conditions hereof, the shares will be duly and validly issued as fully paid and nonassessable shares of FDI Preferred Stock.


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     5.4  No Brokerage Fees. No agent, broker, investment banker, person or firm acting on behalf of it to the best of its knowledge, is or will be entitled to any broker's or finder's fee or any other commission or fee, directly or indirectly, in connection with the transaction contemplated hereby.

     5.5 Accuracy of Representations. No representation or warranty contained herein, nor any statement or certificate furnished hereunder or in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE VI
                                  MISCELLANEOUS

     6.1 Tax Consequences. Each party represents that it/he has consulted with its/his own tax advisors and has made has made its/his own independent conclusion regarding the tax consequences of the intended transaction.

     6.2 Survival. All agreements, representations and warranties made hereunder or in connection with the transactions contemplated hereby shall survive the Closing and remain effective in accordance with the terms hereof regardless of any investigation at any time made by or on behalf of any of the parties.

     6.3 Assignment. This Agreement may not be assigned without the prior written consent of all parties nor may any of the performances hereunder be delegated by operation of law or otherwise by any party hereto, and any purported assignment or delegation shall be void.

     6.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives, assigns and transferors.

     6.5 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, warranties, conditions or other obligations except as specifically provided. Any waiver, amendment or modification hereof must be in writing. A waiver in one instance shall not be deemed to be a continuing waiver or waiver in any other instance.

     6.6 Arbitration. Any and all disputes, claims and controversies arising under or by reason of this agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association and any award rendered in such arbitration shall be binding and conclusive upon the parties. The arbitrators may decree specific performance or grant injunctions or any other equitable relief deemed proper by the arbitrators under the circumstances. Such arbitration shall be held in Indianapolis, Indiana. Judgment on any award may be entered and enforced in any court located in Indianapolis, Indiana.


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     6.7  Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Indiana.

     6.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be deemed executed upon receipt of a facsimile copy bearing signatures of the parties, provided that a complete document bearing original signatures is assembled within five business days of such execution.

     6.9 Effective Date. The Effective date of the Closing shall be November 30, 2005.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


FORTUNE DIVERSIFIED INDUSTRIES, INC.



By:
    --------------------------------    --------------------------------
    John F. Fisbeck, CEO                Carter M. Fortune, Individually



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